Statement of Computation of EBITDA to interest expense             Exhibit 12.2



                                                          Year Ended June 30,                   Nine Months Ended March 31,
                                             --------------------------------------------
                                                                            Pro Forma                            Pro Forma
                                                         Historical        As Adjusted           Historical     As Adjusted
                                             --------------------------------------------    --------------------------------
                                               1995        1996        1997        1997        1997        1998        1998
                                             --------    --------    --------    --------    --------    --------    --------
Income (Loss)  before extraordinary          $   (687)   $ (1,189)   $ (1,138)   $  1,919    $   (627)   $ (2,138)   $ (1,533)
  items and income taxes
  Interest and financing costs               $     25    $    421    $    878    $ 17,975    $    656    $    899    $ 13,481
  Depreciation, Depletion and Depreciation   $    132    $    630    $    982    $ 14,120    $    747    $  1,340    $ 11,330
                                             --------    --------    --------    --------    --------    --------    --------
EBITDA                                       $   (530)   $   (138)   $    722    $ 34,014    $    776    $    101    $ 23,278



Interest and financing costs                 $     25    $    421    $    878    $ 17,975    $    656    $    899    $ 13,481
   less debt issuance costs                  $     --    $     --    $     --    $  1,200    $     --    $     15    $    930
                                             --------    --------    --------    --------    --------    --------    --------
Interest Costs                               $     25    $    421    $    878    $ 16,775    $    656    $    884    $ 12,551

Ratio of EBITDA to                                 NM          NM          NM         2.0         1.2          NM         1.9
    Interest Expense


Short Fall                                   $   (555)   $   (559)   $   (156)                           $   (798)